UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 7, 2023

AVID TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36254	04-2977748
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Blue Sky Drive, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

(978) 640-6789

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AVID	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to the Agreement and Plan of Merger, dated as of August 9, 2023 (the “Merger Agreement”), by and among Avid Technology, Inc., a Delaware corporation (“Avid” or the “Company”), Artisan Bidco, Inc., a Delaware corporation (“Parent”), and Artisan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”).

On November 7, 2023 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of Parent. Parent and Merger Sub are affiliated with STG Partners, LLC (“STG”).

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Concurrently with the closing of the Merger, Parent and the Company and certain of the Company’s subsidiaries entered into that certain Credit Agreement with Artisan Midco, Inc., a Delaware corporation and the sole stockholder of Parent, Sixth Street Lending Partners, as administrative agent and collateral agent, the lenders from time to time party thereto and the guarantors from time to time party thereto (the “Credit Agreement”), which provides for (i) an initial United States Dollar term loan facility in an aggregate principal amount equal to $400 million, (ii) an initial Euro term loan facility in an aggregate principal amount equal to approximately $200 million and (iii) a revolving loan facility in an aggregate principal amount of up to $60 million. Parent is the borrower, and the Company and certain of the Company’s subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of Parent and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company paid all outstanding obligations under that certain Second Amended and Restated Credit Agreement, dated October 6, 2022, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended (the “JPM Credit Facility”), and the Company terminated the JPM Credit Facility and all credit commitments under the JPM Credit Facility.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

1.	each share of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), outstanding immediately prior to the Effective Time (other than Excluded Shares (as defined in the Merger Agreement)) was canceled and ceased to have any rights with respect thereto, except for the right to receive $27.05 in cash (the “Merger Consideration”), without interest and less required tax withholdings;

2.	each outstanding award of restricted stock units of the Company with respect to Company Common Stock (each, an “RSU”), including each award of performance-based RSUs, that was vested at the Effective Time (but not yet settled) or that vested as a result of the completion of the transactions contemplated by the Merger Agreement (each, a “Vested RSU Award”) was cancelled and, in exchange therefor, each holder of any such cancelled Vested RSU Award is entitled to receive, in consideration of the cancellation of such Vested RSU Award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the number of RSUs subject to such Vested RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration (less any required Tax withholdings); and

3.	each outstanding RSU that was not a Vested RSU Award (each, an “Unvested RSU Award”) was automatically cancelled and converted solely into the contingent right to receive from Parent or the surviving corporation in the Merger a payment in cash (without interest) equal to the product of (i) the number of RSUs subject to such Unvested RSU Award immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration (each, a “Converted Cash Award”) (less any required Tax withholdings). Each such Converted Cash Award assumed and converted pursuant to the Merger Agreement continues to have, and is subject to, the same vesting terms and conditions (including acceleration provisions upon a qualifying termination of employment (if any)) as applied to the corresponding RSU immediately prior to the Effective Time, with payment forfeited to the extent vesting is not satisfied. However, (x) in the event that Parent or any of its affiliates (including the surviving corporation in the Merger) terminates the employment or service of the holder of the Converted Cash Award without Cause (as defined in the Merger Agreement), the unvested portion of the holder’s Converted Cash Award will become vested upon such termination and (y) with respect to Unvested RSU Awards with a performance-based vesting schedule, the vesting of such awards will be determined based on the current vesting schedules and performance conditions, except that the “ending Company stock price” (for purposes of determining the Company’s total shareholder return) will be equal to the value of the Merger Consideration. The surviving corporation in the Merger will pay any portion of a Converted Cash Award that vests to the applicable holder as promptly as practicable following the date on which such portion vests, but in any event within two payroll periods following the date on which the Converted Cash Award vested.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on August 9, 2023, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

The Company notified The Nasdaq Stock Market LLC (“Nasdaq”) on November 7, 2023 of the completion of the Merger. The Company requested that Nasdaq suspend trading of Company Common Stock and remove Company Common Stock from listing on Nasdaq prior to the opening of trading on November 7, 2023. As a result, Nasdaq filed a Form 25 with the SEC on November 7, 2023 to remove Company Common Stock from listing on Nasdaq and deregister Company Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Company Common Stock ceased trading on Nasdaq effective prior to the opening of trading on November 7, 2023. After effectiveness of the Form 25, the Company intends to file with the SEC a certification and notice of termination on Form 15 to terminate the registration of Company Common Stock under the Exchange Act and suspend the Company’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the completion of the Merger, each outstanding share of Company Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof) was converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Company Common Stock ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01.	Change in Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The total amount of consideration payable in connection with the Merger was approximately $1.4 billion. The funds used by Parent to complete the Merger and the related transactions came from equity contributions made by certain investment funds affiliated with STG and from proceeds received in connection with the debt financing arrangements described in Item 1.01 of this Current Report on Form 8-K.

Item 5.02.           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

On November 7, 2023, in connection with the completion of the Merger, William Chisholm, Jeff Rosica, Philip Anderson and Patrick Fouhy became the sole directors of the Company. In accordance with the terms of the Merger Agreement, effective as of the Effective Time, the following persons, who were directors of the Company prior to the Effective Time, ceased to be directors of the Company: Christian A. Asmar, Robert M. Bakish, Paula E. Boggs, Elizabeth M. Daley, Nancy Hawthorne, Daniel B. Silvers, John P. Wallace and Peter M. Westley.

Effective November 8, 2023, Kenneth Gayron is no longer the Company’s Chief Financial Officer. Mr. Gayron’s departure is not a result of any disagreement with the Company regarding its operations or practices.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws.

The information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective as of the Effective Time and as a result of the completion of the Merger, the certificate of incorporation and the bylaws of the Company, as in effect immediately prior to the Merger, were amended and restated in their entirety. Copies of the Fourth Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company that are effective as of the Effective Time are filed as Exhibits 3.1 and 3.2, respectively, hereto and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On November 7, 2023, the Company and STG issued a joint press release announcing the completion of the Merger. A copy of the joint press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated August 9, 2023, by and among Artisan Bidco, Inc., Artisan Merger Sub, Inc. and Avid Technology, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 9, 2023)
3.1	Fourth Amended and Restated Certificate of Incorporation of Avid Technology, Inc.
3.2	Second Amended and Restated Bylaws of Avid Technology, Inc.
99.1	Joint Press Release, dated November 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules or exhibits to the SEC upon request by the SEC; provided that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: November 8, 2023	By:	/s/ Alessandra Melloni
		Name:	Alessandra Melloni
		Title:	Senior Vice President and Chief Legal and Compliance Officer